Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $700,000,000 aggregate principal amount of its 4.70% First Mortgage Bonds due 2030, under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333-270060-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated July 29, 2024, are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$103,088
Services of Independent Registered Public Accounting Firms	75,000
Trustee Fees and Expenses	15,000
Legal Fees and Expenses	25,000
Rating Agency Fees	1,100,000
Printing and Delivery Expenses	10,000
Miscellaneous Expenses	10,000
Total	$1,338,088